UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2022

Redbox Entertainment Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	001-39741 (Commission File Number)	85-2157010 (IRS Employer Identification No.)

1 Tower Lane, Suite 800 Oakbrook Terrace, Illinois 60181 (Address, including Zip Code, of Principal Executive Offices)

(630) 756-8000 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RDBX	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	RDBXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

As previously reported by Redbox Entertainment Inc.(the “Company”) on a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2022 (the “Prior 8-K”), certain of the Company’s subsidiaries entered into an Incremental Assumption and Amendment Agreement No. 6 (the “Sixth Amendment”), further amending that certain amended Credit Agreement, dated as of October 20, 2017 (as further amended by the Sixth Amendment, the “Amended Credit Agreement”).

In connection with the Sixth Amendment, the Company entered into a warrant agreement (the “Warrant Agreement”) and issued to the HPS Lenders (as defined in the Credit Agreement) warrants, with an exercise price of $0.0001 per share (the “Warrants”) to purchase 11,416,700 shares of Class A common stock of the Company (“Common Stock”). Each Warrant will become exercisable in the event certain milestones are not met under the Amended Credit Agreement. The number of shares of Common Stock issuable upon exercise of the Warrants are subject to customary anti-dilution provisions for stock splits, stock dividends and similar transactions. The aggregate shares of Common Stock issuable pursuant to the exercise of Warrants will not exceed 19.9% of either (i) the total number of the Company’s outstanding Equity Interests (as defined in the Warrant Agreement) on April 16, 2022 and (ii) the total voting power of the Company’s outstanding Equity Interests on April 16, 2022 without approval of the Company’s stockholders.

The issuance of the Warrants was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to 4(a)(2) thereof and/or Regulation D promulgated thereunder. The issuances of any shares of Common Stock in connection with the exercise of the Warrants is also expected to be exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2022, Jay Burnham, Emanuel R. Pearlman, Michael Redd, Reed Rayman, David B. Sambur, Lee J. Solomon and Charles Yamarone resigned from the Company’s board of directors (the “Board”) and each of its committees. The resignations were among certain changes to the composition and size of the Board that the Company agreed to implement in connection with the execution of the Sixth Amendment, as further reported in the Prior 8-K, and not the result of any disagreements with the Company relating to the Company’s operations, policies or practices. Kimberly Kelleher and Galen C. Smith will remain on the Board.

In connection with the execution of the Sixth Amendment, the Board also approved a decrease in the size of the Board from nine (9) to five (5) members, and elected Gregory W. Frenzel, Neal P. Goldman and Robert H. Warshauer (the “New Directors”) to the Board, to fill the remaining vacancies.

The Board also reconstituted its committees as follows: Gregory W. Frenzel, Kimberly Kelleher and Robert H. Warshauer serve on the Audit Committee; Gregory W. Frenzel, Neal P. Goldman and Kimberly Kelleher serve on the Compensation Committee; and Neal P. Goldman, Kimberly Kelleher and Robert H. Warshauer serve on the Nominating and Corporate Governance Committee of the Board.

There are no arrangements or understandings between Messrs. Frenzel, Goldman and Warshauer and any other persons pursuant to which they were each elected as a director. Messrs. Frenzel, Goldman and Warshauer have no direct or indirect material interest in any transaction required to be disclosed by the Company pursuant to Item 404(a) of Regulation S-K. Each of the New Directors will enter into the Company’s standard form of indemnification agreement between the Company and its directors and executive officers.

Refer to the Prior 8-K for additional information regarding the Sixth Amendment and the Amended Credit Agreement.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2022	REDBOX ENTERTAINMENT INC.

	By:	/s/ Frederick W. Stein
Frederick W. Stein
Chief Legal Officer and Secretary